UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2014

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this current report on Form 8-K is responsive to this item.

Item 8.01 Other Events.

On May 1, 2014, we completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999.35. Each share of common stock we sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock and warrant was sold at a price of $0.15.

These securities were sold pursuant to the securities purchase agreement dated April 28, 2014 and have been registered under the Securities Act of 1933 pursuant to our registration statement on Form S-1, as amended (No. 333-192599), which was declared effective by the Securities and Exchange Commission on April 16, 2014.

Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, we paid Wainwright a cash placement fee equal to 8% of the aggregate gross proceeds from the offering, or $208,000, and a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the offering, or $26,000. In addition, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019. In issuing these warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Securities Purchase Agreement dated as of April 28, 2014, between The Alkaline Water Company Inc. and the purchasers named therein

10.2	Form of Common Stock Purchase Warrant

10.3	Form of Placement Agent Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director

May 5, 2014